Exhibit 4.1

                          REGISTRATION RIGHTS AGREEMENT

               THIS REGISTRATION RIGHTS AGREEMENT (this "AGREEMENt"), dated as of May 9, 2006, is entered into by and between PUBLIC STORAGE, INC., a California corporation (the "Company"), and BELAIR REAL ESTATE CORPORATION, BELPORT REALTY CORPORATION, BELROSE REALTY CORPORATION, BELSHIRE REALTY
CORPORATION, BELTERRA REALTY CORPORATION, BELWATER REALTY CORPORATION and CLEARWOOD REALTY CORPORATION, each a Delaware corporation (each a "Contributor", and collectively "Contributors").

                                    RECITALS

               WHEREAS, in connection with the offering of 4,000,000 7.25% Series J Cumulative Redeemable Preferred Units (the "SERIES J PREFERRED UNITS") of PSA Institutional Partners, L.P., a California limited partnership ( the "OPERATING PARTNERSHIP"), Contributors contributed to the Operating Partnership $100,000,000, in the aggregate, in return for the Series J Preferred Units on terms and conditions set forth in the Contribution Agreement, dated as of the date hereof, by and among Contributors, the Company and Operating Partnership (the "Contribution Agreement");

               WHEREAS, the Contributors will receive the Series J Preferred Units in exchange for cash contributed to the Operating Partnership;

               WHEREAS, pursuant to the Agreement of Limited Partnership of Operating Partnership, dated as of the date hereof (as the same may be amended from time to time in accordance with the terms thereof, the "AGREEMENT OF LIMITED PARTNERSHIP"), the Series J Preferred Units owned by the Contributors or their successors and assigns will be redeemable for cash or exchangeable for shares of the Company's 7.25% Series J Cumulative Redeemable Preferred Shares (the "PREFERRED SHARES") or depository shares representing fractional interests in the Preferred Shares upon the terms and subject to the conditions contained therein; and

               WHEREAS, in order to induce the Contributors to enter into the Contribution Agreement, the Company and the Operating Partnership have agreed to enter into this Agreement and to provide registration rights set forth herein to the Contributors and any subsequent holder or holders of the Series J Preferred Units and Registrable Securities (as hereinafter defined).

               NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

               1. DEFINITIONS.

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                  As used in this Agreement,  the following  capitalized defined terms shall have the following meanings:

                  "AFFILIATE" shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.

                  "AGREEMENT" shall have the meaning set forth in the preamble.

                  "AGREEMENT OF LIMITED PARTNERSHIP" shall have the meaning set forth therefor in the Recitals.

                  "CLOSING DATE" shall mean the date of closing of the Operating Partnership's sale of Series J Preferred Units to the Contributors.

                  "COMPANY" shall have the meaning set forth in the preamble and shall also include the Company's successors or other parties who succeed to the Company's obligations hereunder.

                  "CONTRIBUTION AGREEMENT" shall have the meaning set forth in the preamble.

                  "CONTRIBUTORS" shall have the meaning set forth in the preamble and shall include their successors and permitted assigns.

                  "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and any successor statute thereto, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the relevant time.

                  "HOLDER" shall mean (i) any Contributor holding Registrable Securities or (ii) any Person holding Registrable Securities as a result of a transfer or assignment of Registrable Securities to that Person other than pursuant to an effective Registration Statement or Rule 144 under the Securities Act and who has agreed to be bound by the terms of this Agreement, in each case where securities sold in such transaction may be resold in a public distribution without subsequent registration under the Securities Act, and together the entities described in clauses (i) and (ii) hereof shall be "Holders".

                  "INDEMNIFIED  PARTY"  shall  have  the  meaning  set  forth in
         Section 7(c) hereof.

                  "INDEMNIFYING  PARTY"  shall  have the  meaning  set  forth in
         Section 7(c) hereof.

                  "OPERATING PARTNERSHIp" shall have the meaning set forth therefor in the Recitals.

                  "PERSON" shall mean an individual, partnership, corporation, trust, or unincorporated organization, or government or agency or political subdivision thereof.

                  "PREFERRED SHARES" shall have the meaning set forth therefor in the Recitals.

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                  "PROSPECTUS"   shall  mean  the   prospectus   included  in  a
         Registration Statement, including any preliminary Prospectus, and any such Prospectus as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and by all
         other  amendments  and  supplements  to  such   Prospectus,   including
         post-effective amendments, and in each case including all material incorporated by reference therein.

                  "REGISTERING  HOLDERS"  shall  have the  meaning  set forth in
         Section 2(b) hereof.

                  "REGISTRABLE SECURITIES" shall mean (i) the shares of Preferred Shares issued by the Company to the holders of the Series J Preferred Units in exchange for the Series J Preferred Units, (ii) any securities issued or issuable with respect to the Preferred Shares issued in exchange for the Series J Preferred Units by way of a stock split or stock dividend or in connection with a combination of shares recapitalization, merger, consolidation or other reorganization and
         (iii) depository shares representing fractional interests in the Preferred Shares; provided, however, that the securities listed above shall cease to be Registrable Securities to the extent that (i) a Registration Statement with respect to such securities shall have been declared effective under the Securities Act and remains effective as provided herein, (ii) all such securities are eligible for resale in a public distribution pursuant to Rule 144 or otherwise without holding periods or volume limitations, or (iii) such securities have been disposed of pursuant to such Registration Statement.

                  "REGISTRATION EXPENSES" shall mean any and all expenses incident to the Company's performance of or compliance with this Agreement, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. ("NASD") registration, listing and filing fees, (ii) all reasonable fees and expenses incurred in connection with compliance with federal or state securities or blue sky laws (including reasonable fees and disbursements of counsel for any Underwriters and one counsel (reasonably acceptable to Company) to the Holders in connection with state or federal securities law compliance and blue sky qualification of any of the Registrable
         Securities  and  the   preparation  of  a  "blue  sky"  memorandum  and
         compliance with the rules of the NASD), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, duplicating, printing, delivering and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements, certificates and other documents relating to the performance of and compliance with this Agreement, (iv) all fees and expenses incurred in connection with the listing of any of the Registrable Securities on any securities exchange or the Nasdaq National Market pursuant to Section 4(k) hereof, (v) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company (including, without limitation, the expenses of any annual or special audit and comfort letters required by the Underwriters), but excluding underwriting discounts and commission and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder; (vi) Securities Act liability insurance, if the Company so desires; and
         (vii) fees and expenses of other Persons reasonably necessary in connection with the registration, including any experts, transfer agent or registrar, retained by the Company.

                  "REGISTRATION  REQUEST"  shall have the  meaning  set forth in
         Section 2(b) hereof.

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                  "REGISTRATION  STATEMENT" shall mean a Registration  Statement of the Company which covers all or part of the Registrable Securities on an appropriate form under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "SEC" shall mean the Securities and Exchange Commission or any successor federal agency.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and any successor statute thereto, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the relevant time.

                  "SERIES J PREFERRED UNITs" shall have the meaning therefor set forth in the Recitals.

                  "UNDERWRITER" means a securities dealer who purchases any Registrable Securities as principal and not as part of such dealer's market-making activities.

                  "UNDERWRITTEN OFFERING" shall mean a sale of securities of the Company to an underwriter or underwriters for reoffering to the public.

                  2. REGISTRATION UNDER THE SECURITIES ACT.

                  (a) FILING OF SHELF REGISTRATION STATEMENT. At any Holder's request, the Company shall file, on or before the date which is the tenth (10th) anniversary of the Closing Date or within forty-five (45) days after such earlier date as all Series J Preferred Units shall be exchanged for Preferred Shares, a "shelf" Registration Statement providing for the sale of all of the Registrable Securities of the Holder. The Company shall use its best efforts to have such shelf Registration Statement declared effective by the SEC within one hundred and twenty (120) days thereafter. The Company agrees to use its best efforts to keep the shelf Registration Statement continuously effective for a period of two (2) years following the date the Registration Statement is declared effective, or such shorter period which will terminate when all of the Registrable Securities covered by the shelf Registration Statement have been sold pursuant to the shelf Registration Statement. The Company further agrees, if necessary, to supplement or amend the shelf Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder for shelf registration. Any offering pursuant to a shelf registration provided for in this Section 2(a) may, at the election of the Holders of a majority of the Registrable Securities, be an Underwritten Offering.

                      (b) DEMAND REGISTRATION.

                      (i)  At  any  time  during  which  a  shelf   Registration
               Statement  is not  effective  with  respect  to  the  Registrable

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               Securities,  upon receipt of a written  request (a  "REGISTRATION
               REQUEST"), which shall include a description of such Holders' proposed method of distribution (which method may, at the election of the Holders of a majority of the Registrable Securities, also include an Underwritten Offering by a nationally recognized Underwriter selected by the Company and reasonably acceptable to the Registering Holders) from Holders holding Registrable Securities having an aggregate expected offering price of at least $50,000,000 (or, if the expected offering price of all remaining Registrable Securities should be less than $50,000,000, such lesser amount), the Company shall (i) promptly give notice of the Registration Request to all non-requesting Holders and (ii) prepare and file with the SEC, within forty-five
               (45)  days  after  receipt  of  such  Registration   Request,   a
               Registration Statement for the sale of all Registrable Securities held by the requesting Holders and any other Holder who makes a written request of the Company to have her or his Registrable Securities included in such Registration Statement, which such written request must be received by the Company within ten (10) days after such Holder receives the Registration Request (all of such Holders, collectively, the "REGISTERING HOLDERS"). Upon receipt of such written request, the Company shall use its best efforts to cause such Registration Statement to be declared effective within one hundred twenty (120) days after receipt of a Registration Request. The Company shall keep such Registration Statement continuously effective until the earlier of either: (i) the date on which all Registrable Securities have been sold pursuant to such Registration Statement or Rule 144 or (ii) two
               (2) years from the effective date of the Registration Statement.

                      (ii) The Company shall not be required to effect more than three registrations pursuant to this Section 2(b).

                      (iii) If any of the Registrable Securities registered pursuant to a Registration Statement filed under this Section 2(b) are to be sold in an Underwritten Offering, and the lead managing Underwriter advises the Holders in writing that in its opinion the total number or dollar amount of Registrable Securities proposed to be sold in such offering is such as to materially and adversely affect the success of such offering, then the Company will include in such registration, first, the Registrable Securities of the Holders and, second, any securities to be sold for the account of the Company and for the account of other security holders of the Company who have contractual rights to participate in such registration (the "OTHER HOLDERS") electing to include (but not being entitled to demand inclusion of) securities in such registration (it being understood that such lead managing Underwriter shall have the right to eliminate entirely the participation in such registration of the Company and such Other Holders).

                      (iv) The  Company  shall be entitled  to  postpone,  for a reasonable  period of time not in excess  of one  hundred  twenty
               (120) days, the filing of a Registration Statement of the Company, if it determines, in the good faith exercise of its reasonable business judgement, that such registration and offering could materially adversely affect the bona fide

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               financing plans of the Company or would require the disclosure of information,  the premature  disclosure of which could materially
               adversely   affect   the   Company  or  any   transaction   under
               consideration by the Company; provided, however, that the Company shall not be entitled to such postponement more than once in any 360-day period.

                  (c) EXPENSES. The Company shall pay all Registration Expenses in connection with any registration undertaken pursuant to Sections 2(a) and 2(b) hereof. The Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Registration Statement.

               3. HOLD-BACK AGREEMENT.

               Each Holder of Registrable Securities shall agree not to effect any public sale or distribution of securities of the Company of the same or similar class or classes of the securities included in the Registration Statement or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 or Rule 144A under the Securities Act, during such periods as reasonably requested by the Underwriter in an underwritten public offering by the Company; provided that no Holder shall be so obligated under this Section 3 in the event that any such period requested by the Underwriter is longer than ninety (90) days or occurs more than once in any twelve (12) month period.

               4. REGISTRATION PROCEDURES.

               In connection with the obligations of the Company with respect to a Registration Statement pursuant to Sections 2(a), 2(b) and 2(c) hereof, the Company shall use its best efforts to effect or cause to be effected the registration of the Registrable Securities under the Securities Act to permit the sale of such Registrable Securities by the Holder in accordance with its intended method or methods of distribution, and the Company shall:

                  (a) prepare and file with the SEC, as specified in Section 2 hereof, a Registration Statement, which Registration Statement shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and use its best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

                  (b) subject to Section 4(j) hereof, prepare and file with the SEC such amendments and post-effective amendments to each such Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period; cause each such Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 or any similar rule that may be adopted under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holder thereof;

                  (c) furnish to the Holder of Registrable Securities without charge, as many copies of each Prospectus, including each summary

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           prospectus or preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities; the Company consents to the use of any such Prospectus, including each preliminary Prospectus, by the Holder of Registrable Securities, if any, in connection with the offering
           and  sale  of  the  Registrable   Securities   covered  by  any  such
           Prospectus;

                  (d) use its best efforts to register or qualify, or obtain exemption from registration or qualification for, all Registrable Securities by the time the applicable Registration Statement is declared effective by the SEC under all applicable state securities or "blue sky" laws of such jurisdictions as the Holder of Registrable Securities covered by a Registration Statement shall reasonably request in writing, keep each such registration or qualification or exemption effective during the period such Registration Statement is required to be kept effective and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction or to register as a broker or dealer in such jurisdiction where it would not otherwise be required to qualify but for this Section 4(d), (ii) subject itself to taxation in any such jurisdiction, or (iii) submit to the general service of process in any such jurisdiction;

                  (e) notify the Holder of Registrable Securities promptly and, if requested by such Holder, confirm such advice in writing (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective,
           (ii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, and
           (iii) of the happening of any event during the period a Registration Statement is effective as a result of which such Registration Statement or the related Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (iv) of the Company's receipt of any notification of the suspension of the qualification of any Registrable Securities covered by a Registration Statement for sale in any jurisdiction; in the event the Company shall give notice as to the occurrence of any event described Sections 4(e)(ii), 4(e)(iii) or 4(e)(iv) hereof, the Company shall extend the period during which such Registration Statement shall be maintained effective by the number of days during the period from and including the date of the giving of such notice to the date the Company delivers notice that disposition may be made;

                  (f) furnish to the Holder of Registrable Securities copies of any request by the SEC or any state securities authority of amendments or supplements to a Registration Statement and Prospectus or for additional information;

                  (g) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment;

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                  (h) provide to the Holders, at no cost to such Holders, a copy of the Registration  Statement and any amendment thereto with respect
           to  Registrable   Securities,   each  Prospectus  contained  in  such
           Registration Statement or post-effective amendment and any amendment or supplement thereto and such other documents as such Holders may reasonably request in order to facilitate the disposition of their Registrable Securities covered by such Registration Statement; the Company consents to the use of each such Prospectus and any supplement thereto by such Holders in connection with the offering and sale of their Registrable Securities covered by such Registration Statement or any amendment thereto;

                  (i) upon the occurrence of any event  contemplated  by Section
           4(e)(iii) hereof, immediately notify all Holders of the Registrable Securities affected by such event of such event and prepare and provide to such Holders a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference and file any required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (j) make available for inspection by representatives of the Holder of the Registrable Securities and any Underwriters participating in any disposition pursuant to a Registration Statement and any special counsel or accountant retained by such Holders or Underwriters, all financial and other records, pertinent corporate documents and properties of the Company and cause the respective officers, directors and employees of the Company to supply all
           information   reasonably   requested  by  any  such   representative,
           Underwriter, special counsel or accountant in connection with a Registration Statement; provided, however, that such records, documents or information which the Company determines, in good faith, to be confidential and notifies such representatives, Underwriter's special counsel or accountants are confidential shall not be disclosed by the representatives, Underwriter's special counsel or accountants unless (i) the disclosure of such records, documents or information is necessary to avoid or correct a misstatement or omission in a Registration Statement, (ii) the release of such records, documents or information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (iii) such records, documents or information have been generally made available to the public;

                  (k) use its best efforts (including, without limitation, seeking to cure any deficiencies (within the Company's control) cited by such exchange or market in the Company's listing application) to list all Registrable Securities on The New York Stock Exchange (unless the Company qualifies and chooses to list all Registrable Securities on the American Stock Exchange or The Nasdaq National Market, in which event the Company shall use its best efforts to list all Registrable Securities on the American Stock Exchange or The Nasdaq National Market);

                  (l) provide a CUSIP number for all Registrable Securities, not later than the effective date of the Registration Statement;

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                  (m) use best efforts to comply with the Securities Act and the
           Exchange Act in connection with the offer and sale of the Registrable Securities to be sold pursuant to a Registration Statement, and, make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least twelve (12) months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

                  (n) provide and cause to be maintained a transfer agent for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement;

                  (o) cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing their
           Registrable Securities to be sold pursuant to a Registration Statement and not bearing any Securities Act legend; and enable certificates for such Registrable Securities be issued for such numbers of shares and registered in such names as such Holders may reasonably request at least two (2) business days prior to any sale of their Registrable Securities;

                  (p) enter into customary agreements (including an underwriting agreement or securities sales agreement, if any, in customary form) containing such representations and warranties to the Holders of such Registrable Securities and the Underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings as may be reasonably requested by them and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities; and

                  (q)  furnish  to  each   registering   Holder  of  Registrable
           Securities and to each Underwriter, if any, a signed counterpart, addressed to such registering Holder of Registrable Securities or Underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company's independent public accountants (to the extent permitted by the standards of the American Institute of Certified Public Accountants), each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the Holders of a majority of the Registrable Securities included in such offering or the managing Underwriter or Underwriters therefor reasonably request.

                   The Company may require the Holder of Registrable Securities to furnish to the Company such information regarding the proposed distribution by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing.

                   The Holders agree that, upon receipt of any notice from the Company of the happening of any event of the kind described in
           Section 4(e)(iii) hereof, such Holder will immediately discontinue disposition of Registrable Securities pursuant to a Registration

           Statement until such Holders' receipt of the copies of the supplemented or amended Prospectus, if so directed by the Company, such Holders will deliver to the Company (at the expense of the Company) all copies in its possession, other than permanent file copies then in such Holders' possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

               5. BLACK-OUT PERIOD.

                   (a) Following the effectiveness of a Registration Statement (and the filings with any state securities commissions), the Company may direct the Holder to suspend sales of the Registrable Securities for such times as the Company reasonably may determine is necessary and advisable, including the following events: (i) an underwritten primary offering by the Company where the Company is advised by the underwriters for such offering that sale of Registrable Shares under the Registration Statement would have a material adverse effect on the primary offering, or (ii) pending negotiations relating to, or consummation of, a transaction or the occurrence of an event (x) that would require additional disclosure of material information by the Company in the Registration Statement (or such filings), (y) as to which the Company has a bona fide business purpose for preserving confidentiality or (z) which renders the Company unable to comply with SEC requirements, in each case under circumstances that would make it impractical or inadvisable to cause the Registration Statement (or such filings) to become effective or to promptly amend or supplement the Registration Statement on a post-effective basis, as applicable.

                   (b) In the case of an event which causes the Company to suspend the effectiveness of a Registration Statement (a "Suspension Event"), the Company may give notice (a "Suspension Notice") to the Holder to suspend sales of the Registrable Shares so that the Company may correct or update the Registration Statement (or such filings); provided, however, that such suspension shall continue only for so long as the Suspension Event or its effect is continuing. The Holder agrees that it will not effect any sales of the Registrable Shares pursuant to such Registration Statement (or such filings) at any time after it has received a Suspension Notice from the Company. If so directed by the Company, Holder will deliver to the Company all copies of the Prospectus covering the Registrable Shares held by them at the time of receipt of the Suspension Notice. The Holder may recommence effecting sales of the Registrable Shares pursuant to the Registration Statement (or such filings) following further notice to such effect (an "End of Suspension Notice") from the Company, which End of Suspension Notice shall be given by the Company promptly following the conclusion of any Suspension Event and the effectiveness of any required amendment or supplement to the Registration Statement.

                   (c) Notwithstanding the provisions of Sections 5(a) and 5(b) to the contrary: (i) no Holder shall be subject to the provisions of Sections 5(a) and 5(b) hereof for a period of time in excess of ninety (90) days; and (ii) no Suspension Notice may be given more than once in any twelve (12) month period. Moreover, notwithstanding

           Sections 2(a), 2(b) and 2(c) hereof, if the Company shall give a Suspension Notice pursuant to this Section 5, the Company agrees it shall extend the period during which the Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from the date of the giving of the Suspension Notice to and including the date when the Holders shall have received the End of Suspension Notice and copies of the supplemented or amended Prospectus necessary to resume sales.

               6. RULE 144 AND RULE 144A.

               For so long as the Company is subject to the reporting requirements of Section 13 or 15 of the Exchange Act, the Company covenants that it will timely file the reports required to be filed by it under the Securities Act and Section 13(a) or 15(d) of the Exchange Act and the rules and regulations adopted by the SEC thereunder and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder of Registrable Securities, make publicly available other information so long as necessary to permit sales pursuant to Rule 144 under the Securities Act. The Company also covenants that it will provide the information required pursuant to Rule 144A(d)(4) under the Securities Act upon the request of any Holder of Registrable Securities and it will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time, to enable such Holder to sell its Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, (b) Rules 144A under the Securities Act, as such Rule may be amended from time to time, or (c) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

               7. Indemnification.

                   (a) The Company will indemnify each Holder, each such Holder's officers and directors, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages, liabilities and expenses (including reasonable legal expenses), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement or prospectus relating to such Holders' Registrable Securities, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not indemnify and will not be liable to any Holder in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in conformity with and in reliance upon information furnished in writing to the Company by such Holder or by an Underwriter for inclusion therein.

                   (b) Each Holder will indemnify the Company, each of its directors, trust managers and each of its officers who signs the Registration Statement, each underwriter, if any, of the Company's securities covered by such Registration Statement, and each person who controls the Company or such underwriter within the meaning of

           Section 15 of the Securities Act, against all claims, losses, damages, liabilities and expenses (including reasonable legal fees and expenses) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement or prospectus, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement or prospectus, in reliance upon and in conformity with information furnished in writing to the Company by such Holder for inclusion therein.

                   (c) Each party entitled to indemnification under this Section 7 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought. However, the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which it may have to the Indemnified Party pursuant to the provisions of this Section 7, except to the extent of the actual damages suffered by such delay in notification. The Indemnifying Party shall assume the defense of such action. including the employment of counsel, which shall be chosen by the Indemnifying Party and shall be reasonably satisfactory to the Indemnified Party, and payment of expenses in connection with such defense. The Indemnified Party shall have the right to employ its own counsel in any such case, but the legal fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (i) the employment of such counsel shall have been authorized in writing by the Indemnifying Party, (ii) the Indemnifying Party shall not have assumed the defense of such action within a reasonable period of time, or (iii) the Indemnified Party shall have been reasonably advised by its counsel that there may be defenses available to it or them which are different from or additional to those available to Indemnifying Party (in which case the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party), in any of which events such fees and expenses shall be borne by the Indemnifying Party. No Indemnifying Party in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to each such Indemnified Party of a release from all liability in respect to such claim or litigation.

                   (d) If the indemnification provided for in this Section 7 is unavailable to a party that would have been an Indemnified Party under this Section 7, then each party that would have been an Indemnifying Party hereunder shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such claims, losses, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and such Indemnified Party on the other in connection with the statement or omission which resulted in such claims, losses, damages, liabilities and expenses, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by the Indemnifying Party or the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that fails to take account of the equitable considerations referred to above in this Section 7(d). For purposes of this Section 7(d), each person, if any, who controls the Holder within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Holder and each trust manager of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company.

                   (e) No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                   (f) In no event shall any Holder be liable for any claims, losses, damages, liabilities or expenses pursuant to this Section 7 in excess of the net proceeds to such Holder for the sale of such Holder's Registrable Securities pursuant to a registration.

               8. MISCELLANEOUS.

                   (a) NO INCONSISTENT AGREEMENT. The Company has not entered into nor will the Company on or after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Holder of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holder do not in any way conflict with and are not inconsistent with the rights granted to the holder of the Company's other issued and outstanding securities under any such agreements.

                   (b) AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of the Company and Holders holding at least 51% of the total then outstanding (i) Registrable Securities and (ii) Series J Preferred Units not theretofore exchanged for Preferred Shares.

                   (c) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, facsimile, or any courier guaranteeing overnight delivery (i) if to the Contributors, at the address or facsimile number set forth below its signature hereon, and thereafter at such other address or facsimile number, notice of which is given in accordance with the provisions of this Section 8(c), (ii) if to an assignee or transferee of the Contributors, to such address or facsimile number such assignee or transferee shall have provided to the Company, and (iii) if to the Company, at Public Storage, Inc., 701 Western Avenue, Suite 200, Glendale, California 91201, facsimile number (818) 548-9228, and thereafter at such other address or facsimile number, notice of which is given in accordance with the provisions of this Section 8(c). All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five (5) business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if faxed; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

                   (d) SUCCESSORS. The rights and obligations of any Holder hereunder may be assigned to any other Holder and to any assignee of the Series J Preferred Units permitted under the Agreement of Limited Partnership. This Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of the Company and the Holder.

                   (e) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                   (f)  HEADINGS.   The  headings  in  this  Agreement  are  for
           convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                   (g) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PROVISIONS THEREOF. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

                   (h) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                   (i) SPECIFIC PERFORMANCE. The parties hereto acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement to accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction.

                   (j) ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

                   (k) ATTORNEYS' FEES. If the Company or any Holder brings an action to enforce its rights under this Agreement, the prevailing party in the action shall be entitled to recover its costs and expenses, including without limitation, reasonable attorneys' fees, incurred in connection with such action, including any appeal of such action.

                   (1) AUTHORITY; BINDING EFFECT. Each party hereto represents and warrants that it has the full legal right, power and authority to execute this Agreement, that this Agreement has been duly authorized, executed and delivered on behalf of such party and constitutes a valid and binding agreement of such party enforceable in accordance with its terms.

                        (signatures appear on next page)

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                  PUBLIC STORAGE, INC.


                                  By:      /s/ John Reyes
                                           --------------
                                           Name: John Reyes
                                           Title:Senior Vice President and
                                                 Chief Financial Officer


                                  BELAIR REAL ESTATE CORPORATION


                                  By:      /s/ William R. Cross
                                           --------------------
                                           Name:  William R. Cross
                                           Title: President


                                  Address:   c/o Eaton Vance Management
                                             The Eaton Vance Building
                                             255 State Street
                                             Boston, Massachusetts 02109
                                             Attention:  General Counsel
                                  Facsimile: (617) 388-8054


                                  BELPORT REALTY CORPORATION


                                   By:     /s/ William R. Cross
                                           --------------------
                                           Name:  William R. Cross
                                           Title: President


                                   Address:  c/o Eaton Vance Management
                                             The Eaton Vance Building
                                             255 State Street
                                             Boston, Massachusetts 02109
                                             Attention:  General Counsel
                                  Facsimile: (617) 388-8054

                       (Signatures continue on next page.)


                                  BELROSE REALTY CORPORATION


                                  By:      /s/ William R. Cross
                                           --------------------
                                           Name:  William R. Cross
                                           Title: President


                                  Address:    c/o Eaton Vance Management
                                              The Eaton Vance Building
                                              255 State Street
                                              Boston, Massachusetts 02109
                                              Attention:  General Counsel
                                  Facsimile:  (617) 388-8054


                                  BELSHIRE REALTY CORPORATION


                                  By:      /s/ William R. Cross
                                           --------------------
                                           Name:  William R. Cross
                                           Title: President


                                  Address:   c/o Eaton Vance Management
                                             The Eaton Vance Building
                                             255 State Street
                                             Boston, Massachusetts 02109
                                             Attention:  General Counsel
                                  Facsimile: (617) 388-8054

                       (Signatures continue on next page.)


                                  BELTERRA REALTY CORPORATION


                                  By:      /s/ William R. Cross
                                           --------------------
                                           Name:  William R. Cross
                                           Title: President


                                  Address:   c/o Eaton Vance Management
                                             The Eaton Vance Building
                                             255 State Street
                                             Boston, Massachusetts 02109
                                             Attention:  General Counsel
                                  Facsimile: (617) 388-8054


                                  BELWATER REALTY CORPORATION


                                  By:      /s/ William R. Cross
                                           --------------------
                                           Name:  William R. Cross
                                           Title: President


                                  Address:   c/o Eaton Vance Management
                                             The Eaton Vance Building
                                             255 State Street
                                             Boston, Massachusetts 02109
                                             Attention:  General Counsel
                                  Facsimile: (617) 388-8054


                                  CLEARWOOD REALTY CORPORATION


                                  By:      /s/ William R. Cross
                                           --------------------
                                           Name:  William R. Cross
                                           Title: President

                                  Address:   c/o Eaton Vance Management
                                             The Eaton Vance Building
                                             255 State Street
                                             Boston, Massachusetts 02109
                                             Attention:  General Counsel
                                  Facsimile: (617) 388-8054